Exhibit 21

4th Quarter 2008

PUBLIC
10-K

	%	JURISDICTION
XL Capital Ltd		Cayman
EXEL Holdings Limited		Cayman
EXEL Acquisition Ltd.		Cayman
Reeve Court Holdings Ltd		Bermuda
X.L. Property Holdings Limited		Bermuda
XL Insurance (Bermuda) Ltd		Bermuda
XL Weather & Energy Ltd (formerly Element Reinsurance Ltd )		Bermuda
XL PP Limited		UK
InQuisCapital Holdings (Bermuda) Limited		Bermuda
InQuisLogic (Bermuda) Limited		Bermuda
RiskConnect Limited		Bermuda
XL International (Bermuda) Ltd (formerly XL Winterthur International (Bermuda) Ltd)	91	Bermuda
XL International Services Ltd (formerly XL Winterthur International Services Ltd)		Bermuda
International Insurance Consulting Services Limited		Bermuda
XL (Brazil) Holdings Ltda (formerly Winterthur Administracao e Participacoes Ltda)		Brazil
XL Financial Solutions Ltd		Bermuda
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Compañia de Seguros)	90	Argentina
XL Services UK Limited		UK
XL Insurance Company Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Compañia de Seguros)	10	Argentina
XL Holdings (Proprietary) Limited (formerly XL Winterthur Holdings (Proprietary) Limited)		South Africa
XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		South Africa
XL Financial Holdings (Ireland) Limited		R of Ireland
XL Finance (Ireland) Limited		R of Ireland
XL Services Canada Ltd. (Formerly XL Re Europe Management Company Ltd.)		Canada
XL Re Europe Limited		R of Ireland
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Brazil Holdings AG		Switzerland
XL Re Participacoes Brasil Ltda		Brazil
XL Resseguros Brasil S.A.		Brazil
XL Re Latin America (Argentina SA)	80%	Argentina
XL Re Latin Escritorio de Represantacao no Brasil Ltda		Brazil
XL Re Europe Services AG		Germany
X.L. America, Inc.		Delaware

	%	JURISDICTION
XL Financial Solutions LLC, Inc.		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Capital Investment Partners Inc.		Delaware
XL Weather & Energy Inc. (formerly Element Re Capital Products Inc.)		Delaware
XLA Garrison L.P.		Delaware
Global Credit Analytics, Inc.		Delaware
NAC Re Corporation		Delaware
XL Reinsurance America Inc. *(A-65%) - NY		New York
Greenwich Insurance Company *(A-12%)		Delaware
XL Insurance America, Inc. *(A-10%) (formerly Winterthur International America Insurance Company)		Delaware
XL Select Insurance Company *(A-2%) (formerly Winterthur International America Underwriters Insurance Co.)		Delaware
XL Insurance Company of New York, Inc. *(A-3%)		New York
XL Specialty Insurance Company *(A-6%)		Delaware
Indian Harbor Insurance Company *(A-2%)		North Dakota
XL Management Services, LLC		Delaware
XL Lloyds Insurance Company		Texas
37 Lambert Road LLC		Delaware
XL Global, Inc.		Delaware
XL Insurance, Inc.		Delaware
X.L. Global Services, Inc.		Delaware
XL Investment Management (USA) LLC		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company (formerly Lyndon Life Insurance Company)		Illinois
XL Asset Funding Company I LLC		Delaware
XL Re Life America Inc		Delaware
ECS, Inc. (In Liquidation)		Pennsylvania
ECS Risk & Insurance Services, Inc.		Barbados
ECS Child Care Center, Inc.		Pennsylvania
XL Environmental Ltd (in liquidation)		UK
XL Investments Ltd		Bermuda
XL SGS Holdings Inc.		Delaware
XL Capital Products Ltd		Bermuda
Garrison Investments Inc. (**)		Barbados
Kensington Investments Inc.		Barbados
XLB Partners Inc.		Barbados
RiskConnect Ltd (in liquidation)		Barbados
X.L. Investment Private Trustee Ltd.		Bermuda
X.L. Investments (Barbados) Inc.		Barbados
ClearWater Opportunity Fund Ltd.		Cayman
XL (LUXEMBOURG) S.a.r.l.		Luxembourg
XL (FINANCE) S.a.r.l.		Luxembourg
XL (INTERNATIONAL) S.a.r.l.		Luxembourg
XL (SERVICES) S.a.r.l.		Luxembourg
XL (SPECIALTY) S.a.r.l.		Luxembourg

	%	JURISDICTION
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina S.A.)	20%	Argentina
ITAÚ XL Seguros Corporativos S.A.	49%	Brazil
XL Insurance Switzerland (formerly XL Winterthur International Insurance Switzerland)		Switzerland
Vitodurum Reinsurance Company (Formerly XL Winterthur International Re)		Switzerland
XL Services Switzerland		Switzerland
XL India Business Services Private Limited		India
XL Insurance Mexico		Mexico
XL Trading Partners Ltd		Bermuda
XL Europe Holdings Ltd (formerly X.L. Two Ltd.)		Bermuda
XL Financial Services (Ireland) Ltd		R of Ireland
Mid Ocean Limited		Cayman
Mid Ocean Holdings Limited		Bermuda
Ridgewood Holdings Limited		Bermuda
XL London Market Group plcLtd		UK
Brockbank Holdings Limited		UK
Baltusrol Holdings Limited		Bermuda
County Down Limited		UK
Dornoch Limited		UK
Stonebridge Underwriting Limited		UK
XL London Market Services Ltd		UK
Brockbank Personal Lines Limited – (in liquidation)		UK
Cassidy Brockbank Limited – (in liquidation)		UK
Denham Syndicate Management Limited (in liquidation)		UK
Denham Direct Underwriters Ltd (in liquidation)		UK
Denham Legal and Professional Risks Ltd (in liquidation)		UK
Denham Tower Underwriting Agents (PTY) Limited (in liquidation)		South Africa
XL London Market Ltd- Syndicates 588/861/990/1209		UK
Brockbank Syndicate Services Limited (in liquidation)		UK
XL Capital International Limited		UK
XL Capital Finance (Europe) plc		UK
XL Financial Products Ltd.		UK
XL Re Ltd		Bermuda
XL BCM Limited		UK
XL CCM Ltd		UK
ECS Reinsurance Company Inc.		Barbados
XL FC Limited		UK
Global Capital Underwriting Ltd.		UK
XL Mid Ocean Re Limited		UK
XL Investment Management Ltd		Bermuda
XL Capital Partners Corporation		Cayman
XL Capital Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C.	50	Delaware
XL Principal Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C.	50	Delaware

*A = Company is a member of the XL Reinsurance America Inc. Pooling Agreement with individual company pooling % noted

(**) - Limited Partner of XLA Garrison L.P.